UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

Extendicare Health Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-97293 and 333-116927	98-0066268
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin		53203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-908-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On December 2, 2004, Extendicare Inc. ("Extendicare") announced that Crown Life Insurance Company has declared a dividend payable in the amount of Cdn$60.00 per common share, of which Extendicare's 34.8% interest is Cdn$66.8 million. The cash dividend is payable on December 15, 2004.

Extendicare will use the dividend to help fund the recently announced acquisition of Assisted Living Concepts, Inc. ("ALC") of Dallas, Texas by Extendicare Health Services, Inc ("EHSI"). The acquisition of ALC is expected to close in early 2005, and will add 177 assisted living facilities to Extendicare's portfolio, representing 6,838 units located in 14 states; many in markets where EHSI already operates. Total consideration for the transaction is estimated at US$280 million, and will be paid for through the assumption of ALC's debt of approximately US$138 million and the balance from cash on hand and available lines of credit.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

The following exhibits are being filed herewith:

(99.1) Press release dated December 2, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Extendicare Health Services, Inc.

December 6, 2004	By:	Richard L. Bertrand

Name: Richard L. Bertrand
Title: Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 2, 2004